EXHIBIT 11.1

February 9, 2016

Mr. George Roundy, Chief Executive & Financial Officer

Innovative Climatic Technologies Corp.

13835 N. Tatum Blvd #9-419

Phoenix, Arizona 85032

RE: Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form 1-A of our report dated January 28, 2016 with respect to the audited financial statements of Innovative Technologies Corporation, for the year ended December 31, 2015.

We also consent to the references to us under the heading "Experts" in such Form 1-A.

Very truly yours,

The Pun Group, LLP

Certified Public Accountants

200 East Sandpointe Avenue, Suite 600, Santa Ana, California 92707
Tel: 949-777-8800 · Toll Free: 855-276-4272 · Fax: 949-777-8850
www.pungroup.com